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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 7, 2006

                           Critical Therapeutics, Inc.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                          000-50767             04-3523569
(State or Other Jurisdiction             (Commission           (IRS Employer
     of Incorporation)                   File Number)        Identification No.)


60 Westview Street, Lexington, Massachusetts                            02421
(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (781) 402-5700

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.      Departure of Directors or Principal Officers; Election of
                Directors; Appointment of Principal Officers.

M. Cory Zwerling.

On October 9, 2006, the Board elected M. Cory Zwerling, age 47, as a Class I director. Mr. Zwerling's term as a Class I director will continue until the 2008 annual meeting of stockholders of the Company and thereafter until his successor is elected and qualified. Mr. Zwerling also was appointed to serve as a Chair of the Board's Strategic Advisory Committee.

From 1987 to July 2006, Mr. Zwerling served in a variety of roles for Bristol-Myers Squibb, a pharmaceutical company, including President of Bristol-Myers Squibb Medical Imaging from April 2002 to July 2006, and Vice President, Global Marketing of the Worldwide Medicines Group from June 2001 to April 2002. During his time with Bristol-Myers Squibb, Mr. Zwerling also served as Area Vice President U.S. Sales, General Manager of Worldwide Medicines in Thailand and a variety of other sales, marketing and commercial roles. From 1986 to 1987, Mr. Zwerling served as a management consultant with Touche Ross & Co. Mr. Zwerling holds a B.A. in Economics from Cornell University and an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology.

In accordance with the Company's Non-Employee Director Compensation and Reimbursement Policy, the Company granted to Mr. Zwerling upon his election to the Board a nonstatutory stock option to purchase 25,000 shares of common stock under the Stock Incentive Plan, at an exercise price of $2.40 per share, the closing price per share of the Company's common stock as reported on the Nasdaq Global Market on October 9, 2006. The option is exercisable in 36 equal monthly installments with the first installment vesting on November 9, 2006.

H. Shaw Warren, M.D.

On October 7, 2006, H. Shaw Warren, M.D., a class I director, resigned from the Board.


Item 8.01.      Other Events.

On October 9, 2006, Robert H. Zeiger, a member of the Board, stepped down as Executive Chairman of the Company. Mr. Zeiger was appointed to the position of Executive Chairman as of June 26, 2006. Mr. Zeiger will continue to serve as a member of the Board.

On October 9, 2006, a majority of the independent directors of the Board appointed Richard Dugan as Lead Independent Director of the Board. As Lead Independent Director, Mr. Dugan will consult with the President and the Board's Nominating and Corporate Governance Committee on matters relating to corporate governance and the performance of the Board. The Lead Independent Director provides assistance to the President and Corporate Secretary in planning board agendas, acts as the leader of the independent directors and acts as the chair of the independent directors in meetings of the independent directors. Mr. Dugan, a member of the Board since April 2004, is currently also serving as the Chair of the Audit Committee of the Board.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 13, 2006                            CRITICAL THERAPEUTICS, INC.

                                                   By:   /s/ Frank E. Thomas
                                                         -----------------------
                                                         Frank E. Thomas
                                                         President